UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2011

IDT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16371	22-3415036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-1000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On February 16, 2011, IDT Corporation (the “Registrant”) disclosed the results of a trial in the United States District Court for the Eastern District of Texas where the jury found that IDT infringed certain patents relating to the activation of phone and gift cards from standard retail point of sale terminals by using bank identification numbers.

While continuing to evaluate its legal options with respect to the case and the verdict, the Registrant has reviewed the operations of its IDT Telecom division and has determined that the impact of the decision is limited to that portion of IDT Telecom’s prepaid card operations that employs point of sale activation which excludes the majority of IDT Telecom’s core prepaid calling card sales.  Further, the Registrant is developing modifications to its card activation systems to avoid any further claims of infringement of the patents in suit.  Registrant believes that the decision will not have a material impact on its business operations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDT CORPORATION

By:	/s/ Howard S. Jonas
Name:	Howard S. Jonas
Title:	Chief Executive Officer

Dated: February 17, 2011